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                              IMC MORTGAGE COMPANY
                                 INCENTIVE PLAN






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                              IMC MORTGAGE COMPANY
                                 INCENTIVE PLAN

                                Table of Contents

                                                                          Page
                                                                          ----

Article I     Purpose......................................................  1

Article II    Definitions..................................................  1
      2.1     Affiliate....................................................  1
      2.2     Award........................................................  1
      2.3     Award Agreement..............................................  1
      2.4     Code.........................................................  1
      2.5     Committee....................................................  1
      2.6     Exchange Act.................................................  1
      2.7     Fair Market Value............................................  1
      2.8     Incentive Stock Option.......................................  1
      2.9     Insider......................................................  1
      2.10    Key Employee.................................................  2
      2.11    Non-Employee Advisor.........................................  2
      2.12    Non-Qualified Stock Option...................................  2
      2.13    Option.......................................................  2
      2.14    Participant..................................................  2
      2.15    Performance Award............................................  2
      2.16    Plan.........................................................  2
      2.17    Rule 16b-3...................................................  2
      2.18    Shares.......................................................  2
      2.19    Stock Appreciation Rights....................................  2
      2.20    Ten Percent Shareholder......................................  2

Article III   Administration...............................................  2
      3.1     Committee....................................................  2
      3.2     Indemnification..............................................  3

Article IV    Shares.......................................................  3
      4.1     Number of Shares Available...................................  3
      4.2     Shares Subject to Terminated Awards..........................  3
      4.3     Adjustments..................................................  3
      4.4     Assumption of Industry Mortgage Company, L.P. Awards.........  4

Article V Stock Options and Stock Appreciation Rights......................  4
      5.1     Grant of Option..............................................  4
      5.2     Stock Appreciation Rights....................................  5
      5.3     Compliance With Code Section 162(m)..........................  5


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Article VI  Other Share-Based Awards.......................................  6
      6.1     Grant of Other Awards........................................  6

Article VII  Terms Applicable to All Awards Granted Under the Plan.........  6
      7.1     Award Agreement..............................................  6
      7.2     Awards May Be Granted Separately or Together; No Limitations
              on Other Awards..............................................  6
      7.3     Acceleration.................................................  6
      7.4     Limitations on Transfer of Awards............................  6
      7.5     Taxes........................................................  7
      7.6     Rights and Status of Recipients..............................  7
      7.7     Awards Not Includable for Benefit Purposes...................  7
      7.8     Share Certificates; Representation by Participants;
              Registration Requirements....................................  7

Article VIII  Amendment and Termination....................................  7
      8.1     Amendment....................................................  7
      8.2     Termination..................................................  8

Article IX    General Provisions...........................................  8
      9.1     Effective Date of the Plan...................................  8
      9.2     Unfunded Status of Plan......................................  8
      9.3     Miscellaneous................................................  8



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                              IMC MORTGAGE COMPANY
                                 INCENTIVE PLAN

Article I Purpose

      1.1 The purpose of the IMC Mortgage Company Incentive Plan ("Plan") is to assist IMC Mortgage Company (the "Company"), together with any successor thereto, and its Affiliates in attracting and retaining highly competent individuals to serve as Key Employees and Non-Employee Advisors who will contribute to the Company's success, and in motivating such persons to achieve long-term objectives which will inure to the benefit of all shareholders of the Company.


Article II Definitions

      2.1 Affiliate means (a) any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code, or (b) any corporation that is defined as a parent corporation in Section 424(e) of the Code.

      2.2 Award means any award made under the Plan.

      2.3 Award Agreement means a written agreement or other document specifically setting forth the terms and conditions of an Award.

      2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a particular section of the Code shall include any subsequently enacted successor provision thereto.

      2.5 Committee means a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which committee (i) shall be composed of not less than two directors who shall qualify as outside directors, as defined in Section 162(m) of the Code, in the event that and so long as the Company shall be subject to such provision, and (ii) shall be constituted and operated so as to permit grants of Awards to Key Employees who are Insiders to qualify as exempt transactions under Rule 16b-3 in the event that and so long as the Company shall have a class of securities registered under Section 12 of the Exchange Act.

      2.6 Exchange Act means the Securities Exchange Act of 1934, as amended.

      2.7 Fair Market Value means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods as shall be established from time to time by the Committee.

      2.8 Incentive Stock Option means an Option designated as an incentive stock option as defined in Code Section 422.

      2.9 Insider means a Key Employee Participant who is subject to Sections 16(a) and (b) of the Exchange Act.

      2.10 Key Employee means any officer or other key employee of the Company or of any Affiliate who is in a position to make a significant contribution to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Committee.


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      2.11 Non-Employee Advisor means any consultant or independent contractor who is not an employee of the Company or any Affiliate but is in a position to make a significant contribution to the management, growth, or profitability of the business of the Company or any Affiliate, as determined by the Committee.

      2.12 Non-Qualified Stock Option means an Option that is not an Incentive Stock Option as defined in Code Section 422.

      2.13 Option means any option to purchase Shares granted pursuant to the Plan.

      2.14 Participant shall mean any Key Employee (referred to as a Key Employee Participant) or any Non-Employee Advisor (referred to as a Non-Employee Advisor Participant) receiving an Award.

      2.15 Performance Award means the right to receive a payment (measured by (i) the Fair Market Value of a specified number of Shares at the end of the Award period or (ii) the increase in the Fair Market Value of a specified number of Shares during the Award period or (iii) a fixed cash amount payable at the end of the Award period) contingent upon the extent to which certain predetermined performance targets have been met during an Award period.

      2.16 Plan means the IMC Mortgage Company Incentive Plan as set forth herein, and as the same may be amended from time to time.

      2.17 Rule 16b-3 means Rule 16b-3 as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, as such rule may be amended from time to time, and any successor rule.

      2.18 Shares mean the shares of common stock of the Company and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4.3 of the Plan.

      2.19 Stock Appreciation Rights mean Awards granted in accordance with
Article V.

      2.20 Ten Percent Shareholder means a person owning common stock of the Company or an Affiliate possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in
Section 422 of the Code.

Article III Administration

      3.1 Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, the Committee shall have full power and sole authority to: (i) designate persons to be Participants; (ii) determine the type, amount, duration, and other terms and conditions of Awards to be granted to each Participant (including whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property and whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee); (iii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (iv) waive any conditions or other restrictions with respect to (including, without limitation, conditions regarding the exercise of a Option), amend, alter, suspend, discontinue, or terminate any Award, prospectively or retroactively, but no such action shall impair the rights of any Participant without his or her

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consent except as provided in Section 4.3, 4.4, and correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all persons. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify any outstanding Incentive Stock Option under Section 422 of the Code, without the consent of the affected Participant.

      3.2 Indemnification. No member or former member of the Committee shall be liable for any action or inaction or determination made in good faith with respect to the Plan or any Award. To the maximum extent permitted by applicable law and by the Company's Articles of Incorporation and Bylaws, each such person shall be indemnified and held harmless by the Company against any cost or expense and liability (including any sum paid in settlement of a claim with the approval of the Company), arising out of any act or omission to act in connection with the Plan. Costs and expenses to be indemnified hereunder shall include reasonable attorney's fees and expenses as incurred, provided that the person being indemnified agrees to repay in full amounts advanced hereunder in the event of a final determination by a court that such person is not entitled to indemnification hereunder.

Article IV Shares

      4.1 Number of Shares Available. Subject to Section 4.3, the maximum number of Shares which may be issued under the Plan and as to which Awards may be granted is 957,727 Shares.

      4.2 Shares Subject to Terminated Awards. The (i) Shares covered by any unexercised portions of terminated Options, and (ii) Shares subject to any Awards which are otherwise surrendered by the Participant and as to which Shares no Participant has received any payment or other benefit of ownership with respect thereto, may again be subject to new Awards. In the event the exercise price of an Option is paid in whole or in part through the delivery of Shares or the surrender of an unexercised Option, the gross number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards under the Plan. Shares used to measure the amount payable to a Participant in respect of an earned Performance Award and Shares issued in payment of Performance Awards which are denominated in cash amounts shall not again be available for the grant of Awards under the Plan.

      4.3 Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards, including Incentive Stock Options and Stock Appreciation Rights, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provisions for a cash payment to the holder of

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an outstanding Award. In addition, in the event the Company or any Affiliate shall assume outstanding awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Participants as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted to Participants. The Committee also may make such other adjustments as it deems necessary to take into consideration any other event (including accounting changes) if the Committee determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. However, in each case, no adjustment with respect to Awards of Incentive Stock Options shall be authorized hereunder to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code, and in each case, Awards shall only be subject to such adjustments as shall be necessary to maintain the proportionate interest of the Participant and preserve, without exceeding, the value of the Awards.

      4.4 Assumption of Industry Mortgage Company, L.P. Awards. By the adoption of the Plan, the Company hereby agrees to assume the options granted to Key Employees and Non-Employee Advisors by Industry Mortgage Company. L.P., a Delaware limited partnership (the "Partnership"), as set forth in Exhibit 4.4-1, such assumption to be effective simultaneously with the acquisition by the Company of all the limited partnership interests in the Partnership and all the stock of the Partnership's general partner; provided, however, that such assumption shall be rescinded in the event of, and simultaneously with, the rescission of such acquisition by the Partnership pursuant to the terms of a Pre-IPO Agreement dated as of March 28, 1996 among the partners of the Partnership and the sole shareholder of the Partnership's general partner. The options so assumed shall be Non-Qualified Stock Options to purchase the number of Shares set forth opposite each grantee's name. Such Options shall have the same expiration date, vesting schedule and termination provisions as the Partnership options so assumed, shall have an exercise price (adjusted pursuant to Section 4.3) as set forth on Exhibit 4.4-1 and shall be evidenced by Award Agreements in the form attached as Exhibit 4.4-2. Each Participant whose Partnership options are so assumed by the Company shall be deemed to have released the Partnership from the Partnership's obligations with respect to such options, and the Partnership's option plan shall be deemed terminated.

Article V Stock Options and Stock Appreciation Rights

      5.1 Grant of Option. The Committee is hereby authorized to grant Options to Key Employees and Non-Qualified Stock Options to Non-Employee Advisors with such terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

      (a) Exercise Price. The exercise price per Share purchasable under an Option shall be determined at the time of grant and shall be not less than 100% of the Fair Market Value of the Share on the date of grant of such Option; provided, however if an Incentive Stock Option is granted to a Ten Percent Shareholder, the exercise price per share shall be no less than 110% of the Fair Market Value of a Share on the date of grant.

      (b) Exercisability and Method of Exercise. An Option Award may contain such performance targets and waiting periods, and shall become exercisable in such manner and within such period or periods and in such installments or otherwise, as shall be determined at the time of grant. The Committee shall also determine the method by which, and the form (including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price), in which payment of the Option exercise price may be made (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Shares may be

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issued directly to the Participant's broker or dealer upon receipt of the purchase price in cash from the broker or dealer).

      (c) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code
Section 422 and any regulations promulgated thereunder.

      (d) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any Affiliate exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. Should any of the foregoing provisions not be necessary in order for the Options to quality as Incentive Stock Options, or should any additional provisions be required, the Board of Directors may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of the Company, except as otherwise required by law.

      5.2 Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employee Participants and Non-Employee Advisors in such amounts and having such grant price, term, methods of exercise, methods of settlement (including whether Stock Appreciation Rights will be settled in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions as it shall determine, including, without limitation, restrictions on the time of exercise of Stock Appreciation Rights to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

      5.3 Compliance With Code Section 162(m). Notwithstanding any other provision of the Plan, the maximum number of Shares with respect to which Options and Stock Appreciation Rights, in the aggregate, may be awarded to any individual Key Employee Participant during any twelve-month period is 300,000 Shares. For purposes of this limitation, Shares subject to Options and Stock Appreciation Rights which are cancelled shall be counted against the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be awarded to any individual Key Employee Participant under the Plan, and if the Exercise Price of Options or the base amount of Stock Appreciation Rights is changed (other than pursuant to an adjustment under Section 4.3 hereof), the transaction shall be treated as a cancellation of the Option or Stock Appreciation Right and a grant of a new Option or Stock Appreciation Right, as the case may be. The Committee at any time may in its sole discretion limit the number of Options and/or Stock Appreciation Rights that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options or Stock Appreciation Rights can be exercised beyond the last day of the stated term of such Options or Stock Appreciation Rights.

Article VI  Other Share-Based Awards

      6.1 Grant of Other Awards. Other Awards, valued in whole or in part by reference to, or otherwise based on, Shares, including but not limited to Performance Awards and restricted stock, may be granted either alone or in addition to or in conjunction with other Awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.



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Article VII  Terms Applicable to All Awards Granted Under the Plan

      7.1 Award Agreement. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award. If there is any conflict between the provisions of an Award Agreement and the terms of the Plan, the terms of the Plan shall control.

      7.2 Awards May Be Granted Separately or Together; No Limitations on Other Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate, and the terms and conditions of an Award need not be the same with respect to each Participant.

      7.3 Acceleration. The Committee is authorized to accelerate the exercisability of any Option or the vesting of any Award in its discretion, including, without limitation, upon a change of control of the Company (as determined by the Committee), the sale by the Company of all or substantially all its assets to an unrelated party, or the liquidation and dissolution of the Company.

      7.4 Limitations on Transfer of Awards. Except as determined otherwise by the Committee, the rights and interest of a Participant under the Plan may not be assigned, alienated, sold, or transferred other than by will or the laws of descent and distribution; provided, however, that a Participant may at the discretion of the Committee be entitled to designate a beneficiary or beneficiaries to exercise his or her rights, to receive any property distributable, with respect to any Award upon the death of the Participant, and to transfer an Award other than an Incentive Stock Option without consideration to such Participant's children, grandchildren and/or spouse (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners). Except as determined otherwise by the Committee or except to the extent that a transfer of an Award has been permitted hereunder by the Committee, during the lifetime of a Participant, only the Participant personally, or if permissible under applicable law, such individual's guardian or legal representative, may exercise rights under the Plan. No Award, and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

      7.5 Taxes. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company in connection with such Participant's Award, and the Company may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The Committee may prescribe in each Award Agreement one or more methods by which the Participant will be permitted or required to satisfy his or her tax withholding obligation, which methods may include, without limitation, the payment of cash by the Participant to the Company and the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Fair Market Value of such Shares, to satisfy such tax withholding requirements.

      7.6 Rights and Status of Recipients. No Employee, participant or other person shall have any right to be granted an Award. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate, and the grant of an Award to

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a Non-Employee Advisor shall not confer any right on such Non-Employee Advisor to continue as a Non-Employee Advisor.

      7.7 Awards Not Includable for Benefit Purposes. Income recognized by a Participant pursuant to the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board of Directors of the Company.

      7.8 Share Certificates; Representation by Participants; Registration Requirements. All certificates for Shares delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission and any applicable federal or state securities laws, and legends may be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participant to represent to the Company in writing that such Participant is acquiring Shares without a view to the distribution thereof. Each Award shall be subject to the requirement that, if at any time (i) the registration or qualification of Shares relating to such Award on any securities exchange or under any state or federal securities laws, or (ii) the approval of any securities exchange or regulatory body is necessary or desirable as a precondition thereto, the Award or the issuance of Shares in connection therewith may not be consummated unless such listing, registration, qualification or approval shall have been effected.

Article VIII  Amendment and Termination

      8.1 Amendment. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan at any time; provided, however, that
(i) no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Article VIII) adversely affect any Award, without the consent of the Participant, and (ii) no amendment shall be made without shareholder approval if such approval would be required to comply with Rule 16b-3. It is intended that the Plan be administered in compliance with Rule 16b-3 and Section 162(m) of the Code so long as the Company shall have a class of equity securities registered under Section 12 of the Exchange Act. If any provision of the Plan would be in violation of Rule 16b-3 or Section 162(m) of the Code if applied as written, such provision shall not have effect as written and shall be given effect so as to comply therewith. The Board of Directors of the Company is authorized to amend the Plan and to make any modifications to Award Agreements to comply with Rule 16b-3 and Section 162(m) of the Code, and to make any other amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3 and Section 162(m) of the Code. Without limiting the foregoing, the Board of Directors of the Company may amend the qualifications of the Committee if amendments to Rule 16b-3 would permit it to do so and may otherwise amend the Plan or any Award Agreement to take advantage of any simplifications or liberalizing provisions added by amendment to Rule 16b-3.

      8.2 Termination. The Plan shall terminate at the close of business on the tenth anniversary of the effective date, provided, however, the Board of Directors of the Company shall have the right and the power to terminate the Plan at any time prior thereto. No Award shall be granted under the Plan after such termination, but such termination shall not have any other effect, and any Award outstanding at the time of such termination may be exercised after termination at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

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Article IX    General Provisions

      9.1 Effective Date of the Plan. The Plan shall be effective as of the date of its adoption by the Board of Directors of the Company, subject to approval of the Plan by the Company's shareholders within one year thereafter by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and in a manner that satisfies the requirements of Rule 16b-3. In the event that the Plan is not so approved within such one-year period, all Awards granted under the Plan shall be null and void.

      9.2 Unfunded Status of Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any right by virtue of a grant under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

      9.3 Miscellaneous. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the state of Florida and applicable federal laws. Section headings are used in the Plan for convenience only, do not constitute a part of the Plan, and shall not be deemed in any way to be relevant to the interpretation of the Plan or any provision thereof. Whenever possible, each provision in the Plan and every Award shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (ii) all other provisions of the Plan and every other Award shall remain in full force and effect.




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                              IMC MORTGAGE COMPANY

                                  KEY EMPLOYEE
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                             (Assumption Agreement)


      THIS AGREEMENT, dated as of this _____ day of _______________, 1996, between IMC Mortgage Company, a Florida corporation (the "Company"), and the person whose signature is set forth on the signature page hereof ("Key Employee").

                                   RECITALS

      WHEREAS, the Company has adopted the IMC Mortgage Company Incentive Plan (the "Plan") which provides for the grant of options to certain key employees of the Company or any Affiliate;

      WHEREAS, Key Employee is a key employee and in such capacity is in a position to contribute materially to the continued growth and development and the future financial success of the Company;

      WHEREAS, the Company wishes to grant to Key Employee an option to purchase common stock of the Company on the terms and conditions specified herein to provide a means for the Key Employee to participate in the future growth of the Company and to increase the Key Employee's incentive and personal interest in the continued success and growth of the Company; and

      WHEREAS, Key Employee holds an option to purchase a limited partnership interest in Industry Mortgage Company, L.P., a Delaware limited partnership (the "Partnership") which has been acquired by the Company, and the Company wishes to grant Key Employee an option to acquire an equity interest in the Company through the Company's assumption of Key Employee's existing option from the Partnership (the "Partnership Option");

      NOW, THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein shall have the respective meanings given in the
Plan):


1. Option.

            (a) Assumption. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby assumes the Partnership Option, as modified herein, and agrees that from the date hereof Key Employee shall have a Non-Qualified Stock Option to purchase all or any part of the Shares set forth on the signature page hereof, at the exercise price set forth on the signature page hereof. By the acceptance hereof, Key Employee hereby releases the Partnership from its obligations under the Partnership Option and agrees that from and after the date of this Agreement, the Partnership Option shall be null and void, provided, however, that this Agreement shall be rescinded and the Partnership Option shall be deemed to have remained in full force and effect in the event that the Company's acquisition of the Partnership shall be rescinded, as provided in
Section 4.4 of the Plan.

            (b) Term. The term of the Option shall expire at 11:59 p.m. on December 2, 2005, which is the tenth anniversary of the date of grant of the Partnership Option.

            (c) Vesting. The Option shall be exercisable only prior to the expiration date, and then only as set forth in the following table:

                                Cumulative Number of Shares
Date                            as to which Option is Exercisable
- ----                            ---------------------------------
Date of this Agreement                          60%
December 2, 1996                                80%
December 2, 1997                               100%

      2. Exercise.

            Key Employee may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option by providing written notice of exercise to the Company specifying the number of Shares with respect to which the Option is being exercised accompanied by payment of the exercise price for such Shares. The exercise price shall be paid in cash, by the surrender of Shares having a Fair Market Value equal to the exercise price, by the surrender of the unexercised, vested portion of the Option as to which the Spread (as hereinafter defined) is equal to the exercise price, or any combination of the foregoing. "Spread" means the Fair Market Value of the underlying Shares less the exercise price.

      3. Termination of Employment.

            (a) If the employment of Key Employee terminates by reason of disability, Key Employee (or his legal representative) may exercise any portion of the Option which has vested pursuant to Section 1 hereof for a period of one year after the date of such termination of employment and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof. For purposes of this Agreement, the term "disability" shall mean a total and permanent disability as determined by the Committee in its sole discretion.

            (b) If the employment of Key Employee terminates by reason of death, any unvested portion of the Option shall vest in full upon Key Employee's death and Key Employee's personal representative may exercise the Option for a period of one year after the date of death and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof.

            (c) If the employment of Key Employee is terminated by the Company without Cause (as hereinafter defined), any unvested portion of the Option shall vest in full upon such termination of employment and Key Employee (or his or her personal representative) may exercise the Option for a period of six months after the date of such termination of employment and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof.

            (d) If Key Employee terminates his or her employment for any reason other than death or disability, Key Employee (or his or her legal representative) may exercise any portion of the Option which has vested pursuant to Section 1 hereof for a period of six months after the date of such termination of employment and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof.

            (e) If the employment of the Key Employee terminates for Cause, the entire Option (whether vested or non-vested) shall immediately be forfeited and become null and void. For purposes hereof, "Cause" shall mean material nonfeasance, material malfeasance or material misfeasance on the part of the Key Employee which, if susceptible of cure, shall continue after notice of the default and a reasonable opportunity to cure.

      4. Change of Control. In the event of a Change of Control, any unvested portion of the Option shall vest in full. Change of Control means: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company; (iii) the approval by the Board of an agreement providing for the sale or transfer of the assets of the Company; or (iv) the acquisition of more than [twenty percent (20%)] of the outstanding shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934 if such acquisition is not preceded by a prior expression of approval by the Board.

      5. Withholding. The Company may deduct and withhold from any cash payable to Key Employee such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes in connection with any exercise of this Option. The Key Employee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option or (b) by delivering to the Company Shares already owned by the Key Employee. The Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is to be determined.

      6. Nonalienation. Key Employee shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate the Option under this Agreement, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be null and void. The Option shall be exercisable during the Key Employee's lifetime only by the Key Employee (or his or her legal representative).

      7. Limited Interest.

            (a) The grant of the Option shall not be construed as giving Key Employee any interest other than as provided in this Agreement.

            (b) Key Employee shall have no rights as a shareholder as a result of the grant of the Option, until the Option is exercised, the exercise price is paid, and the Shares issued thereunder.

            (c) The grant of the Option shall not confer on Key Employee any right to continue in his or her Key Employee Relationship nor interfere in any way with the right of the Company to terminate the Key Employee Relationship of the Key Employee at any time.

            (d) The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Shares or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

      8. Incorporation by Reference. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern.

      9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      10. Amendment. This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.

                                    IMC MORTGAGE COMPANY


                                    By:____________________________________
                                    Its:___________________________________
                                    ("Company")



                                    _______________________________________
                                    Name:__________________________________
                                          ("Key Employee")




Number of Shares issuable upon exercise
of Option in full: ___________

Exercise price: $4.70 per Share

                              IMC MORTGAGE COMPANY

                              NON-EMPLOYEE ADVISOR
                      NON-QUALIFIED STOCK OPTION AGREEMENT

                             (Assumption Agreement)


      THIS AGREEMENT, dated as of this _____ day of _______________, 1996, between IMC Mortgage Company, a Florida corporation (the "Company"), and the person whose signature is set forth on the signature page hereof ("Advisor").

                                   RECITALS

      WHEREAS, the Company has adopted the IMC Mortgage Company Incentive Plan (the "Plan") which provides for the grant of options to certain non-employee advisors to the Company;

      WHEREAS, Advisor is a key outside consultant to the Company and in such capacity ("Advisor Relationship") is in a position to contribute materially to the continued growth and development and the future financial success of the Company;

      WHEREAS, the Company wishes to grant to Advisor an option to purchase common stock of the Company on the terms and conditions specified herein to provide a means for the Advisor to participate in the future growth of the Company and to increase the Advisor's incentive and personal interest in the continued success and growth of the Company; and

      WHEREAS, Advisor holds an option to purchase a limited partnership interest in Industry Mortgage Company, L.P., a Delaware limited partnership (the "Partnership") which has been acquired by the Company, and the Company wishes to grant Advisor an option to acquire an equity interest in the Company through the Company's assumption of Advisor's existing option from the Partnership (the "Partnership Option");

      NOW, THEREFORE, the parties agree as follows (any capitalized terms used herein but not defined herein shall have the respective meanings given in the
Plan):


1. Option.

            (a) Assumption. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby assumes the Partnership Option, as modified herein, and agrees that from the date hereof Advisor shall have a Non-Qualified Stock Option to purchase all or any part of the Shares set forth on the signature page hereof, at the exercise price set forth on the signature page hereof. By the acceptance hereof, Advisor hereby releases the Partnership from its obligations under the Partnership Option and agrees that from and after the date of this Agreement, the Partnership Option shall be null and void, provided, however, that this Agreement shall be rescinded and the Partnership Option shall be deemed to have remained in full force and effect in the event that the Company's acquisition of the Partnership shall be rescinded, as provided in Section 4.4 of the Plan.

            (b) Term. The term of the Option shall expire at 11:59 p.m. on December 2, 2005, which is the tenth anniversary of the date of grant of the Partnership Option.

            (c) Vesting. The Option shall be exercisable only prior to the expiration date, and then only as set forth in the following table:

                                Cumulative Number of Shares
Date                            as to which Option is Exercisable
- ----                            ---------------------------------
Date of this Agreement                          60%
December 2, 1996                                80%
December 2, 1997                               100%

If Advisor's Advisor Relationship is terminated for any reason other than death or disability, all unvested Options held by Advisor shall thereupon be automatically canceled.

      2. Exercise.

            Advisor may, subject to the limitations of this Agreement and the Plan, exercise all or any portion of the Option by providing written notice of exercise to the Company specifying the number of Shares with respect to which the Option is being exercised accompanied by payment of the exercise price for such Shares. The exercise price shall be paid in cash, by the surrender of Shares having a Fair Market Value equal to the exercise price, by the surrender of the unexercised, vested portion of the Option as to which the Spread (as hereinafter defined) is equal to the exercise price, or any combination of the foregoing. "Spread" means the Fair Market Value of the underlying Shares less the exercise price.

      3. Termination of Advisor Relationship by Reason of Death or Disability.

      If the Advisor's Advisor Relationship terminates by reason of death or disability, Advisor (or his or her personal representative) may exercise any portion of the Option which has vested pursuant to Section 1 hereof for a period of one year after the date of such termination and not thereafter; provided, however, that no Option or portion thereof shall be exercisable after it has expired pursuant to Section 1 hereof. For purposes of this Agreement, the term "disability" shall mean a total and permanent disability as determined by the Committee in its sole discretion.

      4. Change of Control. In the event of a Change of Control, any unvested portion of the Option shall vest in full. Change of Control means: (i) the adoption of a plan of reorganization, merger, share exchange or consolidation of the Company with one or more other corporations or other entities as a result of which the holders of the Shares as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; (ii) the adoption of a plan of liquidation or the approval of the dissolution of the Company;
(iii) the approval by the Board of an agreement providing for the sale or transfer of the assets of the Company; or (iv) the acquisition of more than [twenty percent (20%)] of the outstanding shares by any person within the meaning of Rule 13(d)(3) under the Securities Exchange Act of 1934 if such acquisition is not preceded by a prior expression of approval by the Board.

      5. Nonalienation. Advisor shall have no rights to sell, assign, transfer, pledge, assign or otherwise alienate the Option under this Agreement, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, and any such attempted sale, assignment, transfer, pledge or other conveyance shall be null and void. The Option shall be exercisable during the Advisor's lifetime only by the Advisor (or his or her legal representative).

      6. Limited Interest.

            (a) The grant of the Option shall not be construed as giving Advisor any interest other than as provided in this Agreement.

            (b) Advisor shall have no rights as a shareholder as a result of the grant of the Option, until the Option is exercised, the exercise price is paid, and the Shares issued thereunder.

            (c) The grant of the Option shall not confer on Advisor any right to continue in his or her Advisor Relationship nor interfere in any way with the right of the Company to terminate the Advisor Relationship of the Advisor at any time.

            (d) The grant of the Option shall not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Shares or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.

      7. Incorporation by Reference. The terms of the Plan to the extent not stated herein are expressly incorporated herein by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern.

      8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

      9. Amendment. This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the parties thereto.

                                    IMC MORTGAGE COMPANY


                                    By:___________________________________
                                    Its:__________________________________
                                         ("Company")




                                    Name:_________________________________
                                          ("Advisor")




Number of Shares issuable upon exercise
of Option in full: ___________

Exercise price: $___________ per Share

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